Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in the Prospectus constituting a part of this Registration Statement on Amendment No. 4 to Form S-1 of our report dated March 24, 2021, relating to the financial statements of NewHold Investment Corp II, which is contained in that Prospectus. We also consent to the references to us under the caption "Experts" in the Prospectus.

/s/ Withum Smith+Brown, PC

WithumSmith+Brown, PC

New York, New York

October 1, 2021